UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 130 Burlington, Massachusetts		01803-4238
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 270-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 11, 2010, Circor International, Inc. issued a press release announcing that on October 8, 2010, its wholly owned subsidiary, Leslie Controls, Inc. (“Leslie”), obtained the asbestos claimant votes necessary for approval of its pre-negotiated Chapter 11 reorganization plan filed with the U.S. Bankruptcy Court for the District of Delaware in July 2010. For the plan to be confirmed and affirmed by the courts, the U.S. Bankruptcy Code requires a formal vote of approval by at least 75 percent of current asbestos claimants. The solicitation process for this approval was completed on September 27, 2010, and on October 8, 2010, the balloting agent tabulating the votes filed a declaration with the U.S. Bankruptcy Court for the District of Delaware stating that the percentage cast in favor of the plan significantly exceeded this requirement. The approval of the asbestos claimants represents a key step in the process toward Leslie’s emergence from bankruptcy.

A copy of the press release, which includes further details about the approval obtained by Leslie from the asbestos claimants, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Circor International, Inc., dated October 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circor International, Inc.

Date: October 11, 2010	By:	/s/ Frederic M. Burditt
	Name:	Frederic M. Burditt
	Title:	Vice President, Chief Financial Officer and Treasurer